UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2006

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2006, Computer Software Innovations, Inc. (CSI Technology Outfitters™, “CSI”) entered into a letter of intent to acquire the business operations of McAleer Computer Associates, Inc. (“MCAI”). MCAI is the leading provider of fund accounting based financial management software, its major product, for the kindergarten through grade 12 sector of the education market in the state of Alabama and has a presence in five other states. The proposed acquisition is subject to finalizing an acquisition agreement, due diligence and CSI obtaining acceptable financing to fund the transaction. The parties will work to enter into a definitive acquisition agreement in the next 45 days, with the transaction anticipated to close in January 2007.

The proposed acquisition, if consummated, would expand CSI’s reach from its primary three state markets to an eight-state footprint in the Southeast. CSI believes the acquisition would constitute a major move for the company in implementing its stated strategy of geographic expansion, with the ultimate goal of achieving a national presence. CSI also believes MCAI has a strong management team and a reputation for delivering quality customer service from its location in Mobile, Alabama. CSI plans to utilize the existing MCAI staff to continue to service MCAI’s existing clients from the offices in Mobile, following the closing of the proposed acquisition. CSI anticipates that it would be able to capitalize on the new Mobile location by delivering expanded technology and service offerings to the broader geographic area and the local government (city and county) markets. In contrast to CSI, MCAI has not historically focused on the local government market or provided as broad a range of technology solutions.

Highlights of Proposed Acquisition

Pursuant to the letter of intent, the transaction will be structured as a purchase of assets of MCAI, including its proprietary software and other intellectual property, work in process, and the land and buildings housing its operations. It is contemplated that CSI will assume only customer contracts and other limited liabilities of MCAI. The purchase price is approximately $4 million, payable in cash at closing, except for approximately $0.5 million payable under a 5 year note secured by the real estate acquired. Upon signing the letter of intent, CSI paid MCAI $100,000 to serve as earnest money, which will be applied to the cash payment at closing if the transaction is consummated. Such payment will be retained by MCAI if the transaction does not close through no fault of MCAI.

MCAI also has agreed to refrain from entering into acquisition discussions with parties other than CSI. CSI’s exclusive would terminate if the acquisition is not consummated by January 1, 2007.

The acquisition is subject to certain conditions, including: (i) the completion by CSI of satisfactory due diligence, (ii) the negotiation and execution of a definitive acquisition agreement, (iii) the negotiation and execution of related agreements, including a consulting agreement with Mr. Bill McAleer and non-competition agreements with Mr. McAleer and his company, (iv) CSI obtaining acceptable financing, (v) receipt by CSI of audited financial statements on MCAI for the fiscal years ended 2004 and 2005, the cost of the related audits to be paid by CSI, (vi) final approval by the board of directors of each party, and (vii) other customary requirements.

About McAleer Computer Associates, Inc.

McAleer is primarily a provider of financial management software to the educational K through 12 market. Founded by Mr. Bill McAleer, the company has been in operation for over 25 years. Based in Mobile, Alabama, McAleer’s current footprint includes school districts in Alabama, Georgia, Mississippi, Louisiana, Tennessee and Florida. For more information, visit www.mcaleersolutions.com. The information contained in such website is not incorporated into this Form 8-K.

About Computer Software Innovations, Inc.

Computer Software Innovations, Inc. is a full service company providing software and technology solutions primarily to public sector organizations. The software solutions include financial management, billing and revenue management, school activity accounting, lesson planning and automated workflow. The technology solutions include IP telephony, IP video surveillance, visual communications, interactive classrooms, network security and traffic monitoring, infrastructure design, wireless solutions, network management, engineering services and hardware solutions. CSI’s client base includes school districts, higher education, municipalities, county governments, and other non-profit organizations. Currently, more than 400 public sector organizations utilize CSI’s software systems and network integration services. Additional information on CSI can be obtained through its website at www.csioutfitters.com. The information contained in such website is not incorporated into this Form 8-K.

Forward-Looking and Cautionary Statements

Certain information contained in this report includes forward-looking statements that involve substantial risk and uncertainties. Any statement in this report that is not a statement of an historical fact constitutes a “forward-looking statement.” Among other things, these statements relate to our financial condition, results of operations and business. When used in this report, these forward-looking statements are generally identified by the words or phrases “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “project” or words of similar import. These forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks, uncertainties and other factors that may cause the actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. For more information on factors that could affect expectations, see the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This report speaks only as of its date, and the Company disclaims any duty to update the information herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	David Dechant
Name:	David Dechant
Title:	Treasurer and CFO

Dated: September 20, 2006